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[KOGER LOGO]                                                         EXHIBIT 99
                                                             KOGER EQUITY, INC.
                                                      433 Plaza Real, Suite 335
                                                      Boca Raton, Florida 33432

                                                                           NEWS

                     KOGER EQUITY, INC. ANNOUNCES DIVIDEND

BOCA RATON, FLORIDA--MAY 23, 2002--Koger Equity, Inc. (NYSE:KE) announced today that its Board of Directors declared a quarterly dividend of $0.35 per share to be paid on August 1, 2002, to shareholders of record on June 30, 2002.

Koger Equity, Inc. owns and operates 121 office buildings, containing 7.71 million rentable square feet, located primarily in 12 suburban office parks in eight cities in the Southeastern United States. In addition, the Company manages for others 75 office buildings and one retail property, containing 3.96 million rentable square feet, located primarily in eight suburban office parks in six cities in the Southeastern and Southwestern United States.

For more information about Koger Equity contact its website at http://www.koger.com or Investor Relations, 433 Plaza Real, Suite 335, Boca Raton, Florida 33432-3945, or call 1-800-850-2037.


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